UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2004

YFC 355 CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-30201	88-0453328
State or other jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

770 E. Warm Springs Road, Suite 250, Las Vega, Nevada 89119

(Address of principal executive offices) (Zip Code)

(702) 866-5839

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

YFC 355, a Nevada corporation ("YFC 355") has entered into a Merger Agreement dated as of September 10, 2004 (the "Merger Agreement"), with Simbajamba Mines Ltd., a Samoan corporation ("SML"). Pursuant to the terms of the Merger Agreement, SML will merge with and into YFC 355, through YFC 355 Subsidiary Corp. a wholly owned subsidiary of YFC 355. The terms of the Merger Agreement provide that upon consummation of the Merger, YFC 355 will issue Twelve Million Nine Hundred Thousand (12,900,000) shares of YFC 355's common stock to the stockholders of SML. The Merger Agreement is attached as Exhibit 2.

Approval of the Merger

Pursuant to the terms of the Merger Agreement, SML shall be merged with YFC 355 Subsidiary Corp. ("Merger Sub") and become a wholly owned subsidiary of YFC 355 (the "Merger"). Following the Merger, YFC 355 shall continue as the surviving corporation (the "Surviving Corporation"), shall continue to be governed by the laws of Nevada, SML shall continue its existence as a wholly owned subsidiary of YFC 355 and the separate corporate existence of Merger Sub shall cease to exist. The terms of the Merger Agreement provide that upon consummation of the Merger, YFC 355 will issue Twelve Million Nine Hundred Thousand (12,900,000) shares of unrestricted common stock to the stockholders of SML. After the Merger the existing shareholders of SML will own 99.6% of YFC 355, with the remaining 00.04% owned by YFC 355's current stockholder.

SML's Board of Directors has determined that the terms of the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of its stockholders. Pursuant to state and federal securities laws, a hearing regarding the Merger is anticipated to be held by the Department of Corporations, State of California (the "Department of Corporations"), in October 2004. For this reason, SML is not calling a special meeting of the stockholders in respect of the proposed actions and is not asking for a proxy or consent at this time. If and when permits for the Applications for Qualification of Securities filed with the Department of Corporation have been issued after the fairness hearing, SML will notify the shareholders of SML and at such time they will be requested to execute and sign a written consent.

THE PARTIES

Simbajamba Mines Ltd.

Simbajamba Mines Ltd. (SML) is a Samoan corporation formed on January 19, 2004. SML was formed to engage in the business of metals exploration, primarily in Angola. As a result of its recent formation, it has not generated any revenues.

On January 22, 2004, a prospecting license was issued, by the Republic of Angola, in favor of "Sociedade Mineira Simba Jamba, LDA," a subsidiary of Simbajamba Mines Ltd., for exclusive mining rights in the area to carry out prospecting, survey and reconnaissance operations for metals exploration.

The principal executive offices of SML are located at: Leve1, Central Bank of Samoa Building, Beach Road, Apia, Samoa. Its telephone number is +68520776.

YFC 355

YFC 355 was incorporated on March 3, 2000 in the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. YFC 355 has been a development stage company since inception. In April of 2000 YFC 355 filed a Form 10-SB with the Securities and Exchange Commission, and in September of 2000 YFC 355 commenced reporting under the Securities Exchange Act of 1934.

Surviving Corporation.

YFC 355 will be the Surviving Corporation in the Merger. Pursuant to the Merger Agreement, the directors of SML will be the directors of the Surviving Corporation, and the director and officer of YFC 355 will resign. Initially the surviving corporation shall be named Simba Mines Inc., a Nevada corporation.

REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING

According to each parties' Bylaws and General Corporate laws of each respective entity's jurisdictions, the Merger Agreement and the transactions contemplated thereby must be approved and adopted by the affirmative vote of the holders of the majority of the outstanding shares of Common Stock of each party.

The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of California in accordance with California General Corporate Law (CGCL).

POTENTIAL CONFLICTS OF INTERESTS OF CERTAIN PERSONS IN THE MERGER

The sole officer and director of SML, Mr. Mark Smythe, will enter into an employment agreement with YFC 355 upon completion of the Merger. Mr. Smythe is also a consultant, officer and director of several other public and private companies.

CONDITIONS TO THE MERGER

Pursuant to the Merger Agreement, the respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Effective Time of the Merger of the following condition: no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger. Pursuant to state and federal securities law, and as a condition to the Merger, a fairness hearing has been requested before the Commissioner of Corporations, Department of Corporations, 320 West 4th Street, Suite 750, Los Angeles, CA 90013, to provide for a permit for the issuance of securities pursuant to Section 3(a)(10) of the Securities Act of 1933.

MANAGEMENT AFTER MERGER

Following the consummation of the Merger, the directors and officers of YFC 355 will be as proposed by SML, until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with YFC 355's Articles of Incorporation and Bylaws.

REGULATORY MATTERS

Other than the filing of appropriate merger documents with the Secretary of State of the State of California, and the approval of the Application for Qualification of Securities filed with the Department of Corporations, State of California, no regulatory approvals are required for the consummation of the Merger.

TAX CONSEQUENCES

We expect the Merger to be treated as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code. If the Merger is treated as a reorganization, no gain or loss will generally be recognized by the stockholders of SML or YFC 355 for federal income tax purposes.

SELECTED PRO FORMA FINANCIAL DATA

The summary financial information set forth below is derived from the unaudited financial statements of YFC 355 for the period ended June 30, 2004 and the audited financial statements of SML for the period from January 19, 2004 (Inception) to May 31, 2004. This information should be read in conjunction with such financial statements, including the notes thereto. The audited financial statements of YFC 355 for the year ended December 31, 2003 are set forth in section 9 below. The audited financial statements of SML are also set forth in Section 9 below.

(Balance of the Page Intentionally Left Blank)

YFC 355 PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

	SML As of May 31, 2004 Audited	YFC 355 As of June 30, 2004 Unaudited	Pro forma Adjustments	Pro forma YFC 355 Unaudited Adjusted (1)
ASSETS
Current assets:
Cash and cash equivalents	$ 222,831	$ --	--	$ 222,831
Prepaid expenses	2,296,417	--	--	2,296,417
Total current assets	$ 2,519,248	$ --	--	$ 2,519,248

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued expenses payable	$ 5,000	--	--	$ 5,000
Total current liabilities	5,000	--	--	5,000

Stockholders' equity
Common stock, $1.00 and $.001 par value	3,225,000	8,404	(3220,454)	12,950
Additional paid in capital	--	--	3,221,775	3,221,775
Accumulated (deficit)	(710,752)	(8,404)	(1,321)	(720,477)
	2,514,248	--	--	2,514,248
	$ 2,519,248	$ --	--	$ 2,519,248

(1) Adjusted to reflect the condensed consolidated balance sheet as of the Effective Date of the Merger.

YFC 355 PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	SML Period from inception, Jan. 19, 2004 through May 31, 2004 Audited	YFC 355 Six-months ended June 30, 2004 Unaudited	Pro forma Adjustments	Pro forma YFC 355 Unaudited Adjusted (1)
Revenue, net	$ --	$ --	--	$ --

Expenses:
General & administrative expenses	710,752	1,000	--	711,752
Total expenses	710,752	1,000	--	711,752

Net (loss)	$ 710,752	$ (1,000)	--	$ (711,752)

Weighted average number of
common shares outstanding	3,225,000	8,404,370	1,320,630	12,950,000

Net (loss) per share - basic and diluted	$ --	$ --	--	$ --

(1) Adjusted to reflect the Condensed Consolidated Statement of Operations as of the Effective Date of the Merger.

PLAN OF OPERATION POST-MERGER

The following discussion and analysis should be read in conjunction with SML's financial statements and the notes thereto set forth in Item 9.01.

Following completion of the merger, YFC 355's plan of operation will change and SML's plan of operation will become the plan of operation for the company.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated revenues and net income, projections concerning operations and available cash flow. SML's actual results could differ materially from the results discussed in such forward-looking statements.

SML wishes to caution stockholders that any forward-looking statements made by or on behalf of SML are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to the Risk Factors listed elsewhere in this filing. SML wishes to caution stockholders that other factors could in the future prove to be important in affecting SML's results of operations. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Readers are further cautioned not to place undue reliance on such forward-looking statements as they speak only of SML's views as of the date the statement was made. SML undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Overview

Simbajamba Mines Ltd. was formed to engage in the business of metals exploration, primarily in Angola. As a result of its recent formation, it has not generated any revenues.

On January 22, 2004, a prospecting license was issued, by the Republic of Angola, in favor of "Sociedade Mineira Simba Jamba, LDA," a subsidiary of Simbajamba Mines Ltd., for exclusive mining rights in the area to carry out prospecting, survey and reconnaissance operations for metals exploration.

In an effort to determine the mining viability of the licensed area, SML retained the services of Eur. Ing. Dr. Michael H. Smith, FIMM, C. Eng. of Perthshire, Scotland. Dr. Smith is a qualified Economic Geologist with a record of practicing in the Mining Industry as well as recognition by the European Commission and the World Bank as an approved consultant. He currently practices as "Natural Resources Developments" and also acts as Senior Associate Consultant to CSA of Dublin, Ireland. He is a Fellow of the Institution of Metals, Materials and Mining, a member of the Irish Association of Economic Geology, a member of the Gemological Association, a Chartered Engineer and a Euro - Engineer.

Dr. Smith's Report was based directly on his evaluation of the work programs and data generated to date, his personal experience of Angola and meetings with principals. He holds an extensive database on Angolan mining - colonial as well as post - colonial. He also visited the Ministry of Mines and Geology in Luanda and carried out a three-day reconnaissance study of the licence area during May 2004.

Dr. Smith concluded that the licence awarded to "Sociedade Mineira Simba Jamba Lda" is prospective for stratiform base - metals associated with the Lower Cretaceous basal Upper Cuvo Formation. He indicated that Copper is present as Bornite, Chalcocite, Chalcopyrite, and secondary Chrysocolla in sandstones, siltstones and conglomeratic sandstones.

In and around the licence, earlier investigations before 1971 identified various deposits including Cachoeiras de Binga (Cu), Novo Redondo (Cu) and Loeta (Zn). In 1971, the Angolan Geological Survey reported the results of their work at Cachoeiras de Binga where 7 million tonnes of ore grading 2% copper were identified (151,000 tonnes Cu). Subsequent work by the UNDP (Croese 1983) indicated that the area of mineralization and the potential for resources was considerably greater. (Inferred resource of 1.25 million tonnes of copper).

The licence is straddled by 125 kilometres of the strike length of the Basal Cretaceous and all must be considered prospective. Within the licence, copper reserves have been proved. Many occurrences of copper and base metals exist. The prospectivity of the licence merits a considerable effort on exploration with a high probability of economic success based on proven reserves. The existing proven reserves should be economic at today's copper prices and given the coastal location of the deposit. The potential for reserves addition in the adjacent areas will make the licence a very significant copper producer.

Plan of Operation.

The intended mining operation of SML is based upon the following:

  The licence area is not an area of difficult access.

  An operational base could be established at Sumbe where all normal services are available.

  Field camps could be established in the work program areas. The area is covered with open bush, becoming denser on the ridges. In some areas, ground has been cleared for farming - usually mobile slash and burn cultivation of maize, plantain, cassava etc.. The area is traversed by the main coastal highway (north - south) and a few east - west tarmac roads. A network of bush tracks provides access into the interior.

The economic evaluation and development of the licence requires several key activities.

  Acquisition and validation of all data from within and around the licence;

  Reduction of this data into a standard format, preferably with a GIS database modeling package;

  Validation of the licence coordinates in relation to known mineral occurrences;

  Remote - sensing studies - copper staining is visible at surface and studies of false colour and infra - red satellite imagery should give a broad indication of where the mineralised Upper Cuvo Formation outcrops;

  Follow - up soil geochemistry with the use of mobile metal ion and vegetation Geochemical surveys, especially in the north extension area;

  Geophysical surveys over geologically and geophysically defined targets using modern induced polarisation methods;

  Drilling and trenching of the targets;

  Recovery of a bulk sample from the known mineralised area with laboratory and metallurgical testing. Because Cachoeiras de Binga is drill proven, recovery of this sample could be undertaken early in the program, allowing an accurate economic view of any development proposals;

  Calculation of the bulk and geometry of the reserves;

  Design of mining program; and

  Design of the metal extraction system.

It is envisaged that this will be an intensive (two year) program. The Company would deploy senior personnel and employ experienced consultants and contractors to work alongside carefully selected local geologists and geophysicists.

The work involves an early low - cost validation of the area and a remote sensing study to guide the detailed work programmes. A simple field camp would be set up and used as a base for the geochemistry and geophysics program. This would be followed by a major drilling and trenching program with processing and summarizing of all results being undertaken by a metallurgical and mining specialist.

Satisfaction of our cash obligations for the next twelve months. We plan on satisfying our cash obligations over the next twelve months through additional equity and/or third party financing. The proposed officers and directors, post Merger, have been working on various methods of capitalizing the Company; however, as of this date we do not have equity or debt financing secured, other than our initial funding. We do not anticipate generating revenues sufficient to satisfy our working capital requirements within the next twelve months. Based upon completion of the Merger, we anticipate the need for approximately $5.8 million over the next twelve (12) months, which we intend to utilize for the following purposes: (i) remote sensing study to guide the detailed work programs, (ii) field camp set up; (iii) geochemistry and geophysics program, (iv) major drilling and trenching program, (v) processing and summarizing of all results being undertaken by a metallurgical and mining specialists, and (vi) supervision.

Summary of any product research and development that we will perform for the term of our plan of operation. We do not anticipate the requirement of any product research or development in the next twelve months.

Expected purchase or sale of plant and significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment, as such items will be initially leased.

Significant changes in the number of employees. We currently employ 1 full time employee. If we successfully merge we anticipate the need to hire several full time employees.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. The Company's cash position is inadequate to pay all of the costs associated with its operations. Management intends to use borrowings and security sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Liquidity and Capital Resources

Since inception, SML has financed its cash flow requirements through cash generated from the issuance of shares of capital stock. As SML commences its operations it will experience net negative cash flows from operations, pending receipt of sales and commission revenues, and may be required to obtain additional financing to fund operations through proceeds of private placements and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment its working capital.

RISK FACTORS

Our auditor's report reflects the fact that without realization of additional capital, it would be unlikely for us to continue as a going concern. If we are unable to continue as a going concern, it is likely that you will lose your investment.

As a result of our deficiency in working capital at May 31, 2004 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern. Our plans in this regard are to seek additional funding through this offering and future equity private placements or debt facilities.

There is no current public market for our common stock; therefore investors may be unable to sell their securities at any time, for any reason, and at any price, resulting in a loss of their investment.

As of the date of this filing, there is no public market for our common stock. Although we plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

We lack an operating history and have losses, which we expect to continue into the future. If the losses continue we will have to suspend operations or cease operations.

SML has no operating history upon which an evaluation of our future success or failure can be made. The net loss since inception is $710,752. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate a profitable mineral property

  our ability to generate revenues

  our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guaranty that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Exploration and Development Risks

The Company is engaged in the business of the acquisition, exploration, exploration management, development and sale of mineral properties, with the primary aim of developing them to a stage where they can be exploited at a profit.  The Company's property interests are in the exploration stage only Any profitability in the future from the Company's business will be dependent upon locating mineral reserves, which itself is subject to numerous risk factors.

The business of exploring for minerals and mining involves a high degree of risk.  Few properties that are explored are ultimately developed into producing mines.  In developing its mineral deposits, the Company will be subjected to an array of complex economic factors and accordingly there is no assurance that a positive feasibility study or any projected results contained in a feasibility study of a mineral deposit will be attained.

Technical considerations, delays in obtaining governmental approvals, inability to obtain financing or other factors could cause delays in developing properties.  Such delays could materially adversely affect the financial performance of the Company.

The business of mining is subject to a variety of risks such as cave-ins and other accidents, flooding, environmental hazards, the discharge of toxic chemicals and other hazards.  Such occurrences may delay production, increase production costs or result in liability.  The Company will have insurance in amounts that it considers to be adequate to protect itself against certain risks of mining and processing.  However, the Company may become subject to liability for hazards against which it cannot insure itself or which it may elect not to insure against because of premium costs or other reasons.  In particular, the Company is not insured for environmental liability or earthquake damage.

Foreign Countries and Regulatory Requirements

Currently, the Company's only properties are located in Angola.  Consequently, the Company is subject to certain risks associated with foreign ownership, including currency fluctuations, inflation, political instability and political risk.  Mineral exploration and mining activities in foreign countries may be affected in varying degrees by political instability and government regulations relating to the mining industry. Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, restriction of earnings distribution, taxation laws, expropriation of property, environmental legislation, water use and mine safety.  In particular, the status of Angola as a developing country may make it more difficult for the Company to obtain any required production financing for its properties from senior lending institutions.

Environmental and Other Regulatory Requirements

The current or future operations of the Company, including development activities and commencement of production on its properties, require permits from various governmental authorities and such operations are and will be subject to laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  Companies engaged in the development and operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits.  There can be no assurance that approvals and permits required to commence production on its various properties will be obtained.  Additional permits and studies, which may include environmental impact studies conducted before permits can be obtained, may be necessary prior to operation of the properties in which the Company has interests and there can be no assurance that the Company will be able to obtain or maintain all necessary permits that may be required to commence construction, development or operation of mining facilities at these properties on terms which enable operations to be conducted at economically justifiable costs.

The Company's potential mining and processing operations and exploration activities in Angola are subject to various federal and provincial laws governing land use, the protection of the environment, prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, mine safety and other matters.  Such operations and exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that the Company obtain permits from various governmental agencies.  The Company believes it is in substantial compliance with all material laws and regulations, which currently apply to its activities.  There can be no assurance, however, that all permits the Company may require for construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms or that such laws and regulations would not have a material adverse effect on any mining project the Company might undertake.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.  Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

REASONS FOR THE RECOMMENDATION

SML's Board

In reaching the decision to approve the Merger, the Board of Directors of SML considered a number of factors including, without limitation, the following:

  SML's access to capital will increase, since it will be able to be more visible to potential investors.

  SML may be able to improve its image.

  SML may be able to attract and retain more highly qualified personnel if it can offer stock options, bonuses, or other incentives with a known market value.

  SML may become more widely known.

  SML may obtain financing more easily in the future if investor interest in SML grows enough to sustain a secondary trading market in its securities.

  SML may be able to attract more investment into the Company as a result of creating more transparency in its business operations to investors as the result of being a reporting company under 12g of the Securities Exchange Act of 1934.

  SML's costs associated with the Merger are far less significant than if SML filed a form 10-SB and/or registration statement with the SEC.

YFC 355's Board

The Board of Directors of YFC 355 has determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of YFC 355 and, therefore, has unanimously approved the Merger Agreement. In reaching such a determination, the Board of Directors of YFC 355 and YFC 355's management have reviewed information about SML made available to them by SML's management and assessed the potential benefits of the Merger. After considering such information, the Board of Directors of YFC 355 concluded that the anticipated business advantages of the Merger favored adoption of the Merger Agreement and the consummation of the Merger. These anticipated advantages include, but are not limited to, YFC 355's business plan of consummating a merger with a company that possess growth potential and additionally enabling the post-merger company increased access to capital and funding resources necessary to expand its operations.

THE MERGER

It is anticipated that the Merger will be complete on or about October 15, 2004, subject to the satisfaction of the conditions described below.

        (a) Issuance of Permit. A permit authorizing the issuance of securities pursuant to Section 25121 of the California Corporate Securities Law of 1968, as amended, and pursuant to Section 3(a)(10) of the Securities Act of 1933, shall have been obtained.

        (b) Effective Time. The Merger will become effective at the time the Certificate of Merger is recorded by the Secretary of State for the State of California (the "Effective Time").

        (c) The Agreement shall be approved and adopted by the requisite vote of the stockholders and Board of Directors of; YFC 355, Merger Sub, and SML.

        (d) No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins, or restricts the consummation of the Merger.

        (e) Each of the covenants and obligations of SML and YFC 355 to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing each entity will have delivered a certificate to that effect.

        (f) There shall have been no events, changes, or effects with respect to SML or YFC 355 having or which could reasonably be expected to have a Material Adverse Effect on either entity.

MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 2.

The Merger Agreement provides that at the Effective Time and upon the terms and subject to the conditions thereof and in accordance with the CGCL, SML shall be merged with and into YFC 355 Merger Sub. Following the Merger, SML shall continue as a wholly owned subsidiary of YFC 355, governed by the laws of Samoa and the separate corporate existence of Merger Sub. shall cease to exist. Prior to the Effective Time, the parties shall mutually agree as to the name of the Reporting Corporation (YFC 355 Post-Merger); however, initially named Simba Mining Corp., a Nevada corporation. The Merger is intended to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code.

Subject to the terms and conditions set forth in the Merger Agreement, a Certificate of Merger, or Merger Certificate, shall be duly executed and acknowledged by each of YFC 355 Merger Sub and SML, and thereafter the Merger Certificate reflecting the Merger shall be delivered to the Secretary of State of the State of California for filing pursuant to the CGCL on the Closing Date (as defined therein). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed by the Secretary of State of the State of California in accordance with the CGCL or such later time as the parties may agree upon and set forth in the Merger Certificate.

The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in the Merger Agreement, at the offices of the Stoecklein Law Group, Emerald Plaza, 402 West Broadway, Suite 400, San Diego, California, 92101, unless another time, date or place is agreed to by the parties hereto.

The Merger shall have the effects set forth in the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, and powers of SML shall vest in the Reporting Corporation, and all debts, liabilities and duties of SML shall become the debts, liabilities and duties of the Reporting Corporation.

The directors and officers of SML immediately prior to the Effective Time shall be the directors and officers of the Reporting Corporation from and after the Effective Time, until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Reporting Corporation's Articles and Bylaws.

At the Effective Time, each share of common stock, $.001 par value per share of SML (individually a "SML Share" and collectively, the "SML Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of YFC 355, Merger Sub, SML, or the holder thereof, be converted into and shall become fully paid and nonassessable YFC 355, common shares at an exchange ratio of 4:1 (12,900,000 total shares will be issued).

Prior to the Effective Time, YFC 355 shall enter into an agreement with, and shall deposit with, the Stoecklein Law Group or such other agent or agents as may be satisfactory to SML and YFC 355 (the "Exchange Agent"), for the benefit of the holders of SML Shares, the YFC 355 Shares, for exchange through the Exchange Agent in accordance with the terms of the Agreement.

The Stoecklein Law Group has received 50,000 common restricted shares for legal fees earned in the transaction and for assisting in post-merger activities.

REPRESENTATIONS AND WARRANTIES

The Merger Agreement contains various customary representations and warranties of the parties thereto, including representations by YFC 355 as to YFC 355's filings with the SEC, the financial statements of the parties, the absence of certain changes or events concerning SML's business, compliance with law and certain contracts, litigation, employee benefit plans, labor matters, real property leases, trademarks, patents and copyrights, environmental matters, and taxes.

SECURITIES ACT CONSEQUENCES

The Shares issued pursuant to the terms and conditions of the Merger are anticipated to be re-issued under an exemption pursuant to Section 3(a)(10) under the Securities Act of 1933, as amended (the "Securities Act"). Except shares issued to "affiliates", all shares issued pursuant to the terms and conditions of the Merger will be freely transferable. Shares received by persons who are deemed to be "affiliates," as such term is defined under the Securities Act of 1933, as amended (the "Securities Act"), may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Persons who are affiliates of the parties generally include officers and directors of the parties as well as principal shareholders of the parties. Accordingly, separate registration of shares of common stock of SML will not be required.

RISK RELATED TO THE MERGER

There has previously been no public market for the SML common stock or YFC 355 common stock. YFC 355 cannot predict the extent to which investor interest will lead to the development of a trading market for its common stock, post-merger, or how liquid that market might become. The number of shares of YFC 355 common stock to be issued by YFC 355 was determined by negotiations between SML and YFC 355 and may not be indicative of prices that will prevail in the trading market. The trading price of YFC 355's common could be subject to wide fluctuations.

The market price of YFC 355's common stock, like that of the shares of many other companies, may be volatile and fluctuate significantly in response to various factors, including:

  Change in business or results of operations for YFC 355;

  Quarterly variations in operating results or growth rates;

  Changes in estimates or recommendations by securities analysts;

  Market conditions related to investor interest in YFC 355 type of stocks;

  General conditions in the industry;

  Announcements of mergers and acquisitions and other actions by competitors;

  Regulatory and judicial actions;

  General economic conditions; and

  Announcements of product developments and other events by YFC 355 future collaborative partners, if any.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The following discussion is qualified in its entirety by reference to YFC 355's Nevada Charter Documents.

The authorized capital stock consists of: 20,000,000 shares of Common Stock, par value $.001 per share, which as of September 15, 2004 there were 8,404,370 shares outstanding: and 5,000,0000 shares of Preferred Stock, par value $.001 per share, no preferred shares have been issued. The following statements relating to the capital stock set forth the material terms of YFC 355's securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Articles of Incorporation and the Bylaws.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholder. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate if applicable, pursuant to the applicable law of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholder. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control of without further action by the stockholder and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholder. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of

Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the our stockholder, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholder might believe to be in their best interests or in which stockholder might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

Pursuant to the Merger Agreement, YFC 355 will issue Twelve Million Nine Hundred Thousand (12,900,000) shares of unrestricted common stock pursuant to Section 3(a)(10) of the Securities Act to the stockholders of SML. All of the outstanding SML Shares have been duly authorized and validly issued, and are fully paid, non-assessable and free of preemptive rights.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND CERTAIN BENEFICIAL HOLDERS

Based on currently available information, after the consummation of the Merger YFC 355 does not believe that there will be any beneficial owners of more than five percent (5%) of the Common Stock, except as set forth below.

NAME OF BENEFICIAL HOLDER POST MERGER	SHARES BENEFICIALLY OWNED PRE MERGER	SHARES BENEFICIALLY OWNED POST MERGER	PERCENT OF CLASS PRE MERGER	PERCENT OF CLASS POST MERGER
Mark Smyth, Chairman	0	1,000,000	0%	7.7%
Nikolais Zuks, Chief Executive Officer, Director	0	1,000,000	0%	7.7%
Raimundo Morais, Director	0	800,000	0%	6.2%
John Cross, Director	0	100,000	0%	.8%
Nitin Amersey, Secretary	0	208,980	0%	1.6%
Shane Healy, Chief Financial Officer, Treasurer	0	100,000	0%	.8%
Anthony DeMint, Sole Officer and Director	8,404,370	50,000	100%	.4%
Total	8,404,370	3,258,980	100%	25.2%

 (1) Figures are rounded to the nearest tenth of a percentage.

ANTICIPATED MANAGEMENT - POST MERGER

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Title
Peter Mark Smyth	64	Chairman/Director
Nikolais Zuks	48	CEO/Director
Shane Healy	47	CFO/Treasurer
Nitin Amersey	52	Secretary
John Cross	45	Director
Raimundo Morais	52	Director

As a result of the Merger, and pursuant to the terms of the Merger Agreement the directors and officers of YFC 355 are anticipated to be those officers and directors as set forth below, until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with YFC 355's Charter and Bylaws.

Peter Mark Smyth. Chairman and founder of Simbajamba Mines Ltd. from January 19, 2004, (inception) to present. Mr. Smyth has a law degree from Oxford University and is a solicitor in England and Wales, Hong Kong and several states in Australia. He has over 34 years of experience in the natural resources sector, which commenced with Selection Trust in 1969 where he was part of the project development teams for Mt Newman iron ore and Agnew nickel projects in Australia. Since 1975 he has co-founded a number of companies involved in the exploration and production of gold, oil, gas and diamonds around the world. Mr Smyth operates from Perth, Western Australia, Dubai and London and is a member of the Ironmongers Company of the City of London.

Shane Healy. Treasurer and Chief Financial Officer for Simbajamba Mines Ltd. Mr. Healy, from Perth, Australia, is an accountant and holds a Master of Accountancy degree, a Bachelor of Financial Administration degree and a Diploma in Practice Management from the University of New England and is professionally associated with the Australian Society of Certified Practicing Accountants, the Chartered Institute of Company Secretaries and the Australian Institute of Company Directors. He joined the board of New Millennium Resources NL in April 2004 prior to which he had extensive experience in public company environments holding the position of Director and Company Secretary of a number of ASX listed entities. Shane has also held senior management and consulting roles with medium to large corporations including Japanese multi nationals.

Nikikaus Zuks. Mr Zuks, Chief Executive Officer and Director, from Perth, Australia has in excess of 25 years experience in the mineral exploration and development in Australia, Africa, Malaysia and Indonesia and has a wide commercial background. Mr Zuks was responsible for the development of the Midwest Iron and Steel Project in Western Australia, an integrated mining and processing project. Mr Zuks was also instrumental in the development of the Mambramo forestry project in Irian Jaya, Indonesia.

John Cross. Director. John M Cross from South Africa, has held the position of Managing Director in a number of companies, in both public and private sectors. An accumulation of experience in alluvial mining operations in Southern Africa includes diamond, uranium, iron ore and coal mining projects. As owner and operator of an extensive earthmoving fleet, John achieved and maintained a number of long term successful operations. His horizons broadened with his arrival in Australia with oil exploration rigs from Canada to set up and operate Simmons Cross, a drilling company. A ten deep hole program was contracted in Western Australia, after which the rigs were engaged in Indonesia. Other periphery businesses ventures include satellite communications, and special products relating to the high end of the security business. John brings with him a wealth of experience in leadership, responsibility and accountability coupled with entrepreneurial visionary skills.

Nitin Amersey. Mr. Amersey is the proposed Secretary of the Company upon completion of the Merger. Nitin Amersey is President of CircleTex Corp. (Toronto, Canada and Bay City, Michigan) an Internet services and management firm, Chairman of Scothalls Limited, a trading & financial services company, and a partner of Amersey Damoder, a raw cotton merchant firm, located in Mumbai, India. He also serves as a Chairman of Environmental Solutions World Wide, Inc., a publicly-held company in Telford, Pennsylvania and as a Chairman of Ugomedia Interactive Corp., a publicly-held company in Bay City, Michigan.

MANAGEMENT CONTRACTS

SML has a consulting agreement with Mr. Smyth, which will expire concurrent with the Merger. Upon the effectiveness of the Merger with YFC 355, a new employment agreement will be entered into between YFC 355 and Mr. Smyth. The terms of the new employment agreement have not been determined as of this time.

SML Stockholder Appraisal and Dissenters' Rights

Holders of SML Common Stock who do not approve the Merger may, under certain circumstances and by following the procedure prescribed by Section 2115 of the CGCL, exercise Appraisal Rights and receive cash for their shares of SML Common Stock. Accordingly, pursuant to Chapter 13 of the CGCL, stockholders of SML who do not vote in favor of the Merger and who comply with the requirements of Chapter 13 will have a right to demand payment for, and appraisal of the "fair market value" of, their Shares. Although a dissenting stockholder may choose to proceed under the statutes, a dissenting stockholder must follow the appropriate procedures under the CGCL or suffer the termination or waiver of such rights.

California Dissenters' Rights

By virtue of Section 2115 of the CGCL, if holders of SML Common Stock exercise Dissenters' Rights in connection with the Merger under Sections 1300 to 1312 of the CGCL ("Chapter 13"), any shares of SML Common Stock as to which such Dissenters' Rights are exercised will be converted into the right to receive such consideration as may be determined to be due with respect to such shares pursuant to the CGCL. See "Applicability of California Law to SML."

THE FOLLOWING SUMMARY OF THE PROVISIONS OF CHAPTER 13 IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF CHAPTER 13.

If the Merger is approved pursuant to a written consent of the stockholders in lieu of a meeting, each holder of SML Common Stock who does not approve the Merger by written consent and who follows the procedures set forth in Chapter 13 will be entitled to have his, her or its SML Common Stock purchased by SML for cash at the "fair market value" of the shares of SML Common Stock. The "fair market value" of shares of SML Common Stock will be determined as of the day before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger (i.e., valuing the shares of SML Common Stock as if the Merger had not occurred). The shares of SML Common Stock with respect to which holders have perfected their purchase demand in accordance with Chapter 13 and have not effectively withdrawn or lost such Dissenters' Rights are referred to in this Information Statement as the "Dissenting Shares."

Within 10 days after approval of the Merger by the outstanding shares of SML, SML must mail a notice of such approval (the "Approval Notice") to all stockholders who have not approved the Merger by written consent, together with a statement of the price determined by SML to represent the fair market value of the applicable Dissenting Shares, a brief description of the procedures to be followed in order for the stockholder to pursue Dissenters' Rights, and a copy of Sections 1300 to 1304 of the CGCL. The statement of price by SML constitutes an offer by SML to purchase all Dissenting Shares at the stated amount.

A stockholder of SML electing to exercise Dissenters' Rights must, within 30 days after the date the Approval Notice is mailed to such stockholder, mail or deliver a written demand to SML stating that such holder is demanding purchase of his, her or its shares of SML Common Stock, stating the number of shares which SML must purchase, what the stockholder claims to be the fair market value of such shares and enclosing the share certificates for endorsement by SML. A holder who elects to exercise Dissenters' Rights should mail or deliver his, her or its written demand to Simbajamba Mines Ltd., Level 1, Central Bank of Samoa Building, Beach Road, Apia, Samoa, Attention: Chief Executive Officer. The statement of fair market value constitutes an offer by the stockholder to sell the shares at the stated amount. Any SML stockholder who executes and delivers the consent accompanying this Information Statement approving the Merger will have waived his, her or its Dissenters' Rights.

If SML and the stockholder agree that the shares are Dissenting Shares and agree upon the price of the shares, SML must pay the stockholder the agreed upon price plus interest thereon at the legal rate from the date of the agreement on Dissenting Shares within 30 days from the later of: (i) the date of the agreement on Dissenting Shares; or (ii) the date all contractual conditions to the Merger are satisfied.

If SML denies that the shares are Dissenting Shares, or if SML and the stockholder fail to agree upon the fair market value of shares of SML Common Stock, then within 6 months after the date the Approval Notice was mailed to stockholders, any stockholder who has made a valid written purchase demand and who has not approved the Merger by written consent may file a complaint in California superior court requesting a determination as to whether the shares are Dissenting Shares or as to the fair market value of such holder's shares of SML Common Stock, or both.

Any holder of Dissenting Shares who has duly demanded the purchase of his, her or its shares under Chapter 13 will not after the effective time of the Merger, be entitled to vote the shares subject to such demand for any purposes or be entitled to the payment of dividends or other distributions on such Dissenting Shares (except dividends or other distributions payable to stockholders of record as of the date prior to the effective time of the Merger).

If any holder of SML Common Stock who demands the purchase of his, her or its shares under Chapter 13 fails to perfect, or effectively withdraws or loses his or her right to such purchase, the shares of such holder will be converted into a right to receive a number of shares of SML Common Stock in accordance with the terms of the Merger Agreement. Dissenting Shares lose their status as Dissenting Shares if: (i) the Merger is abandoned; (ii) the shares are transferred prior to their submission for the required endorsement; (iii) the dissenting stockholder fails to make a timely written demand for purchase, along with a statement of fair market value; (iv) the dissenting stockholder approves the Merger by written consent; (v) the dissenting stockholder and SML do not agree upon the status of the shares as Dissenting Shares or do not agree on the purchase price, but neither SML nor the stockholder files a complaint or intervenes in a pending action within 6 months after mailing of the Approval Notice; or (vi) with SML's consent, the stockholder delivers to SML a written withdrawal of such stockholder's demand for purchase of his, her or its shares.

FAILURE TO FOLLOW THE STEPS REQUIRED BY CHAPTER 13 FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT). IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF CHAPTER 13, SML STOCKHOLDERS WHO ARE CONSIDERING OBJECTING TO THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the principal federal income tax consequences of the Merger to the holders of SML Common Stock. The discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations, current administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change, possibly with retroactive effect. The discussion does not purport to be a complete analysis of potential tax effects relevant to each particular holder of SML Common Stock and does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under the code, such as traders or dealers in securities or currencies, banks or insurance companies. In addition, it does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction. No ruling on the federal income tax consequences of the Merger has been or will be requested from the IRS or from any other tax authority. In addition, the discussion is not binding upon any tax authority or any court and no assurance can be given that a position contrary to those expressed in the discussion will not be asserted and sustained. Accordingly, each SML stockholder is urged to consult his or her own tax advisor regarding the federal, state, local and foreign tax implications of the Merger and any tax reporting obligations caused by the consummation of the Merger.

Assuming the Merger of SML into Merger Sub is treated as a reorganization under Internal Revenue Code Section 368, for federal income tax purposes, (i) no gain or loss will be recognized by the stockholders of each of SML or YFC 355 upon the conversion of SML shares into YFC 355 common stock, and (ii) the aggregate tax basis of the shares of SML common stock received in exchange for YFC 355 stock pursuant to the Merger will be the same as the aggregate tax basis of such shares of SML and YFC 355 stock, respectively.

HISTORICAL FINANCIAL DATA AND PRO FORMA FINANCIAL DATA OF SML

A copy of (i) SML's audited balance sheets, statement of operations, statement of change in stockholders' equity, and cash flow statement as of May 31, 2004 are set forth in Item 9.01.

ACCOUNTING TREATMENT

It is anticipated that YFC 355 will account for the Merger as a reverse acquisition since the SML shareholders will have control of the combined entity after the merger.

RECOMMENDATION OF THE SML BOARD

The Board of Directors determined that the terms of the Merger and the other transactions contemplated by the Merger Agreement were fair to, and in the best interests of SML's stockholders, and recommends that SML's stockholders approve and adopt the Merger.

RECOMMENDATION OF THE YFC 355 BOARD

By unanimous consent dated September 10, 2004, the Board of Directors of YFC 355 approved the Merger Agreement and the transactions contemplated thereby. After careful consideration, the Board determined that the Merger Agreement was fair to, and in the best interests of YFC 355 and its stockholder, and recommended that the stockholder approve and adopt the Merger.

SHARES AND DIVIDENDS

SML

As of September 1, 2004, there were approximately 89 record holders of SML Shares. The elected transfer agent is Heritage Trust, 4 King Street West Suite 1320, Toronto, Ontario M5H 186. SML has not declared or paid any dividends on the Common Stock and does not intend to do so prior to the Merger. SML's stock is not traded on either a quotation system or exchange, and SML stock is not registered with the Securities and Exchange Commission.

YFC 355

As of September 1, 2004, there was one stockholder of YFC 355 common stock, holding an aggregate of 8,404,370 shares. YFC 355 is a single stockholder company and there is no public market for its capital stock. YFC 355 has not declared or paid any dividends on its common stock and does not intend to do so prior to the Merger. YFC 355 has voluntarily subjected itself to the reporting requirements under 12(g) of the Securities Exchange Act of 1934.

LEGAL PROCEEDINGS

YFC 355 and SML may from time to time be involved in routine legal matters incidental to their business; however, at this point in time neither is currently involved in any litigation, nor are they aware of any threatened or impending litigation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation for the Company do contain provisions for indemnification of the officers and directors; in addition, Section 78.751 of the Nevada General Corporation Laws provides as follows:

78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  By the stockholders:

  By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding;

  If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion;

  If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion.

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

  Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement and subject to issuance of a permit by the California Department of Corporations, YFC 355 will issue Twelve Million Nine Hundred Thousand (12,900,000) shares of unrestricted common stock. The Shares issued pursuant to the terms and conditions of the Merger are anticipated to be issued under an exemption pursuant to Section 3(a)(10) under the Securities Act of 1933, as amended (the "Securities Act"). Except as set forth below, all shares issued pursuant to the terms and conditions of the Merger will be freely transferable. Shares received by persons who are deemed to be "affiliates," as such term is defined under the Securities Act of 1933, as amended (the "Securities Act"), may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Persons who are affiliates of the parties generally include officers and directors of the parties as well as principal shareholders of the parties. Accordingly, separate registration of shares of common stock of SML will not be required.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Upon acceptance by the SML stockholders of the Shares pursuant to the Merger Agreement, the stockholders of SML may be deemed to own beneficially an aggregate of 12,900,000 shares and majority of the total outstanding Shares. As of September 1, 2004, YFC 355 had one shareholder holding 8,404,370 of which 8,354,370 will be cancelled on the effective date of the Merger, leaving 50,000 shares of YFC 355 outstanding. Post Merger closing there will be 12,950,000 YFC 355 shares issued and outstanding (12,900,000 + 50,000). After the Merger the existing shareholders of SML will own 99.6% of YFC 355. In addition, the current officers and directors of SML will be appointed by the sole officer and director of YFC 355, who will subsequently resign.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As a result of the Merger, Mr. DeMint will resign as the sole officer and director of YFC 355 and the following new officers and directors will be appointed:

Name	Title
Peter Mark Smyth	Chairman/Director
Nikolais Zuks	CEO/Director
Shane Healy	CFO/Treasurer
Nitin Amersey	Secretary
John Cross	Director
Raimundo Morais	Director

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Merger YFC 355 intends to change its name to Simba Mines, Inc.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

  Financial Statements of Simbajamba Mines Ltd.

  Financial Statements of YFC 355 Corp.

SIMBAJAMBA MINES LTD

(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD JANUARY 19, 2004 (date of inception)

TO MAY 31, 2004

TABLE OF CONTENTS

Page No.

INDEPENDENT AUDITORS' REPORT	1

Financial Statements	2
Balance Sheet

Statement of Operations and Accumulated Deficit	3

Statement of Changes in Stockholders' Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-8

GOLDSTEIN AND MORRIS

CERTIFIED PUBLIC ACCOUNTANTS, P.C.

36 WEST 44TH STREET

NEWYORK, NEWYORK 10036

EDWARD B. MORRIS	TELEPHONE (212) 789-9800
ALAN d. GOLDBERGER	FACSIMILE (212) 789-8090
E-MAIL gldmor1010@aol.com
ALBERTM. GOLDSTEIN

INDEPENDENT AUDITORS' REPORT

To the Board of Directors

and Shareholders of Simbajamba Mines Ltd.

We have audited the accompanying balance sheet of Simbajamba Mines Ltd. (a development stage company), as of May 31, 2003 and the related statements of operations, cash flows and changes in stockholders' equity for the period January 19, 2004 (date of inception) to May 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United State of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Simbajamba Mines Ltd (a development stage company) as of May 31, 2004, and the results of its operations and its cash flows for the period January 19, 2004, (date of inception) to May 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained continuing operating losses and lacks sources of revenue, which raises substantial doubts about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New York, New York

August 10, 2004

SIMBAJAMBA MINES LTD

(A Development Stage Company)

BALANCE SHEET

MAY 31, 2004

ASSETS
Current Assets
Cash	$ 222,831
Prepaid expenses	2,296,417
$ 2,519,248

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accrued expenses payable	$ 5,000

Stockholders' Equity
Common Stock, $1 par value; 5,000,000 shares authorized,
3,225,000 shares issued and outstanding	3,225,000
Deficit accumulated during development stage	(710,752)

Total stockholders' equity	2,514,248
$ 2,519,248

The accompanying notes are an integral part of these financial statements

SIMBAJAMBA MINES LTD

(A Development Stage Company)

STATEMENT OF OPERATIONS

FOR THE PERIOD JANUARY 19, 2004 (date of inception) TO

MAY 31, 2004

Revenues	$ -

Operating expenses
Mineral exploration costs	162,276
Professional fees	306,389
Administrative expenses	123,314
Marketing expenses	91,374
Travel expenses	27,399
Total operating expenses	710,752

Net loss	$ (710,752)

The accompanying notes are an integral part of these financial statements

SIMBAJAMBA MINES LTD

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD JANUARY 19, 2004 (date of inception) TO

MAY 31, 2004

	Common Stock		Deficit Accumulated During Development Stage	Total
	Shares	Amount
Shares issued for cash	555,000	$ 555,000	$ -	$ 555,000

Shares issued for services rendered	2,670,000	2,670,000	-	2,670,000

Net loss	-	-	(710,752)	(710,752)

Balance, May 31, 2004	3,225,000	$ 3,225,000	$ (710,752)	$ 2,514,248

The accompanying notes are an integral part of these financial statements

SIMBAJAMBA MINES LTD

(A Development Stage Company)

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 19, 2004 (date of inception) TO

MAY 31, 2004

Net loss	$ (710,752)
Adjustments to reconcile net loss to
net cash used in operating activities
Non-cash operating expenses	373,583
Increase (decrease) in cash flows from
operating activities resulting from changes in:
Accounts payable	5,000

Net cash used in operating activities	(332,169)

Cash flows from financing activities
Common stock issued	555,000

Increase in cash; cash - end of period	$ 222,831

Supplemental cash flow information:
Non-cash investing and financing activities:
Issuances of common stock for services rendered	$ 2,670,000

The accompanying notes are an integral part of these financial statements

SIMBAJAMBA MINES LTD

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

Simbajamba Mines Ltd ("Simba" or the "Company") was incorporated in country of Samoa on January 19, 2004 under Samoa's "International Companies Act of 1987" and is in the development stage. The Company holds mining rights to carry out prospecting, survey and reconnaissance operations over a certain geographical area in South Kwanza Province, Angola. (See Note 3).

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company, however, has sustained continuing operating losses and lacks sources of revenue, which creates uncertainty about the Company's ability to continue operations as a going concern. The Company's ability to continue operations as a going concern and to realize its assets and to discharge its liabilities is dependent upon obtaining financing sufficient for continued operations as well as the achievement and maintenance of a level of profitable operations. The Company expects to raise capital in order for the Company to continue operations. Management believes that the current business plan if successfully implemented may provide the opportunity for the company to continue as a going concern.

The Company substantially transacts all its business in U.S. dollars.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

SIMBAJAMBA MINES LTD

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment

Expenditures for new facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs over their estimated productive lives, which do not exceed the related estimated mine lives, of such facilities based on proven and probable reserves. No such expenditures have been incurred as of May 31, 2004.

Mineral Exploration Costs

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, costs incurred prospectively to develop the property are capitalized as incurred and will be amortized using the units-of-production method over the estimated life of the ore body based on the estimated recoverable units mined from proven and probable reserves.

Income Taxes

The Company provides for income taxes in accordance with SFAS 109, Accounting For Income Taxes. SFAS 109 prescribes the use of the liability method. Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted statutory tax rates in effect at the balance sheet date. The Company records a valuation allowance to reduce its deferred tax assets when uncertainty regarding their realizability exists.

NOTE 3 - PREPAID EXPENSES

Prepaid expenses consists of contracts for services that are being expensed over the lives of their respective contracts, approximately three years.

NOTE 4 - COMMITMENTS

On January 22, 2004 the Company was granted prospecting rights for a three-year period to a defined geographical area consisting of 3,536 square kilometers located in South Kwanza Province by the Republic of Angola Ministry of Geology and Mines ("MGM"). Simba is required to perform compulsory minimal works (as defined in the agreement) and to pay $30,000 annually to the MGM. In addition the Company is required to invest $400,000 in the first year and $1,600,000 in the following years.

SIMBAJAMBA MINES LTD

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

On May 20, 2004 Simba entered into an agreement to be acquired by a Nevada Corporation via a merger with its California subsidiary. The merger is intended to qualify as a tax-free reorganization under Internal Revenue Code Section 368 as it relates to a non-cash exchange of stock. As of the date of this report the merger has not been consummated.

NOTE 5 - INCOME TAXES

Under Samoan law, an "International Company " is not subject to income taxes; and, since Simba does not currently conduct business in the United States, no provision for income taxes has been made.

NOTE 6 - CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash with one major financial institution in Australia. Australian bank deposits are not government insured. Management believes the risk is limited because the institution is a large national institution with a strong financial position.

ITEM 1. FINANCIAL STATEMENTS

YFC 355 CORP.

(A Development Stage Company)

BALANCE SHEETS

(Unaudited)

ASSETS

	June 30, 2004	December 31, 2003
CURRENT ASSETS	$ 0	$ 0
TOTAL CURRENT ASSETS	0	0

OTHER ASSETS	0	0
TOTAL OTHER ASSETS	0	0
	$ 0	$ 0

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Officer Advances (Note #4)	$ 0	$ 0
TOTAL CURRENT LIABILITIES	0	0

STOCKHOLDERS' EQUITY

Preferred stock, $0.001 par value
authorized 5,000,000 shares;
None issued and Outstanding	0	0

Common stock, $0.001 par value,
authorized 20,000,000 shares;
8,404,370 and 7,404,370 issued and
outstanding at 6/30/04 and 12/31/03	8,404	7,404

Additional paid-in capital	0	0

(Deficit) accumulated during
development stage	(8,404)	(7,404)
TOTAL STOCKHOLDER'S EQUITY	0	0
	$ 0	$ 0

The accompanying notes are an integral part of these financial statements.

YFC 355 CORP.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		March 3, 2000 (Inception) to June 30, 2004
	2004	2003	2004	2003
INCOME
Revenue	$ 0	$ 0	$ 0	$ 0	$ 0

EXPENSE
General and
Administrative	250	600	1,000	600	8,404

TOTAL EXPENSES	250	600	1,000	600	8,404

NET (LOSS)	$ (250)	$ (600)	$ (1,000)	$ (600)	$ (8,404)

Net Loss
Per Weighted Share	$ (.00)	$ (.00)	$ (.00)	$ (.00)

Weighted average
number of common
shares outstanding	8,404,370	7,204,370	8,404,370	7,204,370

The accompanying notes are an integral part of these financial statements.

YFC 355 CORP.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,		March 3, 2000 (Inception) to June 30, 2004
	2004	2003
Cash Flows from
Operating Activities:
Net (loss)	$ (1,000)	$ (600)	$ (8,404)
Stock Issued for services	0	0	5,000
Issuance of stock to
Convert debt to equity	1,000	600	3,404

Changes in assets and
Liabilities:
Officers Advances	0	0	0

Net cash (used) in
operating activities	0	0	0

Cash Flows from
Investing Activities:
Organization Costs	0	0	0

Net Cash (used) in
Investing activities	0	0	0

Cash Flows from
Financing Activities	0	0	0

Net increase in cash	0	0	0

Cash beginning of period	0	0	0

Cash end of period	$ 0	$ 0	$ 0

Supplemental Disclosure
Interest paid	$ 0	$ 0	$ 0

Taxes paid	$ 0	$ 0	$ 0

Non-cash transactions:
Number of shares issued
For services	0	0	5,000,000

Number of shares issued
To convert debt to equity	1,000,000	600,000	3,404,370

The accompanying notes are an integral part of these financial statements.

YFC 355 CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2004

Note 1 - Basis of Presentation

The condensed interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these condensed interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2003 and notes thereto included in the Company's 10-KSB annual report. The Company follows the same accounting policies in the preparation of interim reports.

Results of operation for the interim period are not indicative of annual results.

Note 2 - Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As a result, the Company incurred accumulated net losses from March 3, 2000 (inception) through the period ended June 30, 2004 of $(8,404). In addition, the Company's development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

YFC 355 CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2004

NOTE 3 - STOCKHOLDERS EQUITY

On June 15, 2004, the Company issued an officer of the Company 1,000,000 shares of its $.001 par value common stock for conversion of debt to equity of $1,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company neither owns or leases any real or personal property. Office services are provided without charge by the officer and director of the Company. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - OFFICERS ADVANCES

While the Company is seeking additional capital through a merger with an existing operating company, the officer of the Company has advanced funds on behalf of the Company to pay for any costs incurred by it. These advances will be converted to equity. The balance of advanced funds at June 30, 2004 is $0.

EXHIBITS

Exhibit Number	Description
(1)	N/A
(2)	Agreement and Plan of Merger between YFC 355 and Simbajamba Mines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YFC 355 CORP

By /s/ Anthony N. DeMint

Anthony N. DeMint, President

Date: September 15, 2004